As filed with the Securities and Exchange Commission on April 17, 1997
                              Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                        Consolidated Natural Gas Company
             (Exact name of registrant as specified in its charter)

            Delaware                                     13-0596475
(State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                    Identification Number)
                                    CNG Tower
                               625 Liberty Avenue
                       Pittsburgh, Pennsylvania 15222-3199
                                 (412) 227-1000
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                David M. Westfall
                Senior Vice President and Chief Financial Officer
                        Consolidated Natural Gas Company
       CNG Tower, 625 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3199
                                 (412) 227-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With a copy to:

   Stephen E. Williams, Esq.                             Gary W. Wolf, Esq.
Senior Vice President and General Counsel              Cahill Gordon & Reindel
   Consolidated Natural Gas Company                      Eighty Pine Street
              CNG Tower                               New York, New York  10005
         625 Liberty Avenue                                 (212) 701-3000
 Pittsburgh, Pennsylvania  15222-3199
           (412) 227-1000


        Approximate date of commencement of proposed sale to the public:
     From time to time after this Registration Statement becomes effective when warranted by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                                                       CALCULATION OF REGISTRATION FEE
================================================================================================================================

                                                               Proposed Maximum     Proposed Maximum
             Title of Each Class of            Amount to be      Offering Price          Aggregate                 Amount of
           Securities to be Registered         Registered(1)       Per Unit(2)     Offering Price(2)(3)        Registration Fee
--------------------------------------------------------------------------------------------------------------------------------
Debt Securities...........................
------------------------------------------
Preferred Stock, $100.00 par value........     $950,000,000           100%             $950,000,000                $287,879
------------------------------------------
Common Stock, $2.75 par value(4)..........
================================================================================================================================

(1) There are being registered hereunder a presently indeterminate number of shares of Common Stock, including shares of Common Stock into which certain series of Debt Securities and Preferred Stock may be converted and for which no separate consideration will be received.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended (3) Exclusive of accrued interest or dividends, if any. (4) Includes registration of the related Common Stock purchase rights attached thereto, for which no additional consideration is paid.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement contains a combined prospectus that also relates to $50,000,000 of other securities registered on Form S-3, File No. 33-52585 (the "Previously Registered Securities"), which have not been offered or sold as of the date of the filing of this Registration Statement. This Registration Statement constitutes Post-Effective Amendment No. 2 to Registration Statement File No. 33-52585, pursuant to which the total amount of unsold Previously Registered Securities registered on Registration Statement File No. 33-52585 may be offered and sold as Debt Securities. In the event the Previously Registered Securities are offered and sold prior to the effective date of this Registration Statement, the amount of Previously Registered Securities so sold will not be included in the prospectus hereunder.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Prospectus             Subject to Completion, Dated April 17, 1997

                                 $1,000,000,000

                        CONSOLIDATED NATURAL GAS COMPANY

                                 Debt Securities
                                 Preferred Stock
                                  Common Stock


         Consolidated Natural Gas Company (the "Company") may offer from time to time (i) its debt securities (the "Debt Securities"), which may be convertible into shares of common stock, par value $2.75 per share, of the Company (the "Common Stock"), (ii) shares of its preferred stock, par value $100.00 per share (the "Preferred Stock"), which may be convertible into shares of Common Stock or exchangeable for Debt Securities, and (iii) shares of its Common Stock. The Preferred Stock and the Common Stock are collectively referred to as the "Equity Securities," and the Debt Securities and the Equity Securities are collectively referred to as the "Securities." The Securities offered pursuant to this Prospectus may be offered separately or together in one or more series up to an aggregate public offering price of $1,000,000,000 (or the equivalent thereof in foreign currency or currency units) at individual prices and on terms to be determined in light of market conditions at the time of the offering and in conformity with the requirements of the Public Utility Holding Company Act of 1935 (the "Holding Company Act") and set forth in one or more supplements to this Prospectus (each, a "Prospectus Supplement").
         The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and, among other things, will include, where applicable, (i) in the case of Debt Securities, the specific designation, aggregate principal amount offered, ranking, rate or rates of interest or the provisions for determining such rate or rates and the time of payment thereof, maturity, currency of payment, terms relating to redemption (whether mandatory, at the option of the Company or the holder), terms for sinking fund payments, terms for conversion or exchange, additional covenants and the initial public offering price, (ii) in the case of shares of Preferred Stock, the number of shares, specific title and stated value, any dividend, liquidation, redemption, conversion, exchange, voting and other rights and restrictions and the initial public offering price and (iii) in the case of shares of Common Stock, the number of shares of Common Stock and the terms of the offering and sale thereof.
         The applicable Prospectus Supplement will also contain information, where applicable, about certain U.S. Federal income taxes, accounting and other considerations relating to, and any listing on a securities exchange of, the Securities covered by such Prospectus Supplement.
         The Securities may be sold directly by the Company, through agents designated by the Company from time to time or through underwriters or dealers designated by the Company from time to time. If any agents of the Company or any dealers or underwriters are involved in the sale of the Securities in respect of which this Prospectus is being delivered, the names of such agents, dealers or underwriters and any applicable agent's commission, dealer's purchase price or underwriter's discount will be as set forth in or may be calculated from the applicable Prospectus Supplement. The net proceeds to the Company from such sale will be the purchase price of such Securities less such commission in the case of an agent, the purchase price of such Securities in the case of a dealer or the public offering price of such Securities less such discount in the case of an underwriter and less, in each case, other attributable issuance expenses. See "Plan of Distribution" for indemnification arrangements for agents, dealers and underwriters.



  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this Prospectus is           , 1997.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and information with the Securities and Exchange Commission, Washington, D.C. (the "Commission"). Certain information, as of particular dates, concerning the directors and officers of the Company, their remuneration and any material interests of such persons in transactions with the Company, is disclosed in proxy statements distributed to shareholders and filed with the Commission. The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement. For such information, reference is made to the Registration Statement and the exhibits thereto. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to herein are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed to be qualified in its entirety by such reference.

         The Registration Statement, as well as the reports, proxy statements and other information filed by the Company with the Commission in accordance with the Exchange Act, may be inspected without charge at the principal office of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 and is also available for inspection and copying at the regional offices of the Commission located at Seven World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web Site (http:/www.sec.gov) that contains such reports, proxy statements and other information. Such reports, proxy statements and other information also may be inspected at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which certain of the Company's securities are listed.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following document, which was filed by the Company with the Commission, is incorporated in this Prospectus by reference:

         (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

         All reports and other documents filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference into this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in another subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company undertakes to provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (not including exhibits to such documents unless exhibits are specifically incorporated by reference into such documents). Requests should be directed to the Corporate Secretary, Consolidated Natural Gas Company, CNG Tower, 625 Liberty Avenue, Pittsburgh, PA 15222-3199, Telephone No. (412) 227-1183.

                        THE COMPANY AND ITS SUBSIDIARIES

         The Company is engaged solely in the business of owning and holding the outstanding securities of fifteen directly owned subsidiary companies. The Company is a public utility holding company regulated under the Holding Company Act.

         The Company and its subsidiaries ("Consolidated System" or "System") are engaged in all phases of the natural gas business -- distribution, transmission and exploration and production. The Company's principal subsidiaries are described below.

         Public utility subsidiaries of the Company are The East Ohio Gas Company, The Peoples Natural Gas Company, Virginia Natural Gas, Inc. and Hope Gas, Inc. Principal cities served at retail are: Cleveland, Akron, Youngstown, Canton, Warren, Lima, Ashtabula and Marietta in Ohio; Pittsburgh (a portion), Altoona and Johnstown in Pennsylvania; Norfolk, Newport News, Virginia Beach, Chesapeake, Hampton and Williamsburg in Virginia; and Clarksburg and Parkersburg in West Virginia.

         CNG Transmission Corporation operates a regional interstate pipeline system and provides gas transportation and storage services to each of the Company's public utility subsidiaries and to non-affiliated utilities, end-users and others in the Midwest, the Mid-Atlantic states and the Northeast. CNG Transmission Corporation is subject to regulation by the Federal Energy Regulatory Commission.

         CNG Producing Company is the Company's exploration and production subsidiary. It explores for and produces gas and oil primarily in the Gulf of Mexico, the southern and western United States, the Appalachian region and Canada.

         CNG Energy Services Corporation conducts activities in the unregulated energy area, including gas and electric power marketing, and invests in power generation facilities.

         CNG International Corporation was formed by the Company in 1996 to invest in foreign energy activities. It currently holds interests in companies owning and operating gas pipelines in Australia.

         The Company is a Delaware corporation organized on July 21, 1942. Its principal executive offices are located at CNG Tower, 625 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3199, and its telephone number is (412) 227-1000.

                                 USE OF PROCEEDS

         The proceeds from the sale of the Securities will be added to the treasury funds of the Company and subsequently used to finance System capital expenditures, for general corporate purposes, to purchase the Company's common stock in the open market and/or to acquire, retire or redeem debt securities issued by the Company as authorized by the Commission under the Holding Company Act. The balance of funds required for these purposes is expected to be obtained principally from internal cash generation and the issuance of other debt or equity securities. Reference is made to the documents incorporated by reference herein for information relating to estimated capital expenditures.

                        CERTAIN TERMS AND DESCRIPTIONS OF
                          DEBT SECURITIES AND INDENTURE

         The Debt Securities will be issued in one or more series under an Indenture dated as of April 1, 1995 ("Indenture") between the Company and United States Trust Company of New York, as Trustee ("Trustee"), the form of which is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Indenture do not purport to be complete and are qualified in their entirety by express reference to the Indenture and the Securities Resolutions (as defined in the Indenture). Certain terms defined in the Indenture are used in this summary without definition.

         The Indenture will not limit the amount of Debt Securities that can be issued thereunder and provides that the Debt Securities may be issued from time to time in one or more series pursuant to the terms of one or more Securities Resolutions establishing such series. As of the date of this Prospectus, there were Debt Securities aggregating $450 million outstanding under the Indenture. The Debt Securities will be unsecured and will rank on a parity with all other unsecured and unsubordinated debt of the Company. Although the Indenture provides for the possible issuance of Debt Securities in other forms or currencies, the only Debt Securities covered by this Prospectus will be Debt Securities denominated in U.S. dollars in registered form without coupons. Consequently, information contained in the Indenture relating to the offer and sale of Debt Securities in other forms or currencies is not provided in this Prospectus.

Certain Terms of the Debt Securities

         Reference is made to the Prospectus Supplement for the following terms, if applicable, of the Debt Securities offered thereby: (1) the designation, aggregate principal amount and denominations; (2) the price at which such Debt Securities will be issued and, if an index, formula or other method is used, the method for determining amounts of principal or interest; (3) the maturity date and other dates, if any, on which principal will be payable; (4) the interest rate (which may be fixed or variable), if any; (5) the date or dates from which interest will accrue and on which interest will be payable, and the record dates for the payment of interest; (6) the manner of paying principal or interest; (7) the place or places where principal and interest will be payable; (8) the terms of any mandatory or optional redemption by the Company; (9) the terms of any redemption at the option of Holders; (10) whether or not such Debt Securities shall be convertible into, or exchangeable for, any other securities, whether or not issued by the corporation and, if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same; (11) whether such Debt Securities are to be represented in whole or in part by a Debt Security in global form and, if so, the identity of the depositary ("Depositary") for any global Security; (12) any tax indemnity provisions; (13) the portion of principal payable upon acceleration of a Discounted Security (as defined below); (14) whether and upon what terms Debt Securities may be defeased; (15) any events of default or restrictive covenants in addition to or in lieu of those set forth in the Indenture; (16) provisions for electronic issuance of Debt Securities or for Debt Securities in uncertificated form; and (17) any additional provisions or other special terms not inconsistent with the provisions of the Indenture, including any terms that may be required or advisable under United States or other applicable laws or regulations, or advisable in connection with the marketing of the Debt Securities. (Section 2.01)

         The Debt Securities of a series may be issued in whole or in part in the form of one or more global Securities that will be deposited with, or on behalf of, a Depositary identified in the Prospectus Supplement relating to the series. Global Securities may be issued in registered or uncertificated form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for Debt Securities in definitive form, a global Security may not be transferred except as a whole by the Depositary to a nominee or a successor depositary. (Section 2.12) The specific terms of the depositary arrangement with respect to any Debt Securities of a series will be described in the Prospectus Supplement relating to the series.

         Debt Securities of any series may be issued as Registered Securities or uncertificated securities, as specified in the terms of the series. (Section 2.01) Unless otherwise indicated in the Prospectus Supplement, Registered Securities will be issued in denominations of $1,000 and whole multiples thereof. One or more global Securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding Debt Securities of the series to be represented by such global Security or Securities.

         Debt Securities may be issued under the Indenture as Discounted Securities to be offered and sold at a substantial discount from the principal amount thereof. Special United States federal income tax and other considerations applicable thereto will be described in the Prospectus Supplement relating to such Discounted Securities.

         "Discounted Security" means a Debt Security where the amount of principal due upon acceleration is less than the stated principal amount.

Certain Covenants

         The Debt Securities will not be secured by any properties or assets and will represent unsecured debt of the Company. The Indenture does not limit the amount of unsecured debt that the Company can incur.

         As discussed below, the Indenture includes certain limitations on the Company's ability to create liens and to enter into sale and leaseback transactions. However, such limitations will apply only to the extent the Securities Resolution establishing the terms of a series so provides and, if applicable, the limitations are subject to a number of qualifications and exceptions. Accordingly, the covenants described below will apply unless otherwise indicated in a Prospectus Supplement, and any obligations thereunder are subject to termination upon defeasance. See "Legal Defeasance and Covenant Defeasance" below. Also, unless otherwise indicated in a Prospectus Supplement, the covenants contained in the Indenture, if applicable, do not afford holders of the Debt Securities protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Debt Securities.

         Limitation on Liens

         Unless the Securities Resolution establishing the terms of a series otherwise provides, the Debt Securities will be entitled to the benefit of a covenant in the Indenture which provides that the Company shall not, and shall not permit any Restricted Subsidiary to, incur any mortgage, pledge, security interest or lien (collectively, "Lien") on Principal Property to secure a Debt unless: (1) the Lien equally and ratably secures the Debt Securities and the Debt provided that the Lien may not secure an obligation of the Company that is subordinated to the Debt Securities; (2) the Lien secures Debt incurred to finance all or some of the purchase price or the cost of construction or improvement of property of the Company or a Restricted Subsidiary and does not extend to any other Principal Property (other than to unimproved real property used for the construction or improvement) owned by the Company or a Restricted Subsidiary at the time the Lien is incurred and which Lien may not be incurred more than one year after the later of the (a) acquisition, (b) completion of construction or improvement, or (c) commencement of full operation, of the property subject to the Lien; (3) the Lien is on property of a corporation at the time the corporation merges into or consolidates with the Company or a Restricted Subsidiary; (4) the Lien is on property at the time the Company or a Restricted Subsidiary acquires the property; (5) the Lien is on property of a corporation at the time the corporation becomes a Restricted Subsidiary; (6) the Lien secures Debt of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary; (7) the Lien is in favor of a government or governmental entity and secures (a) payments pursuant to a contract or statute, (b) the ability of the Company to maintain self-insurance under or participate under any State insurance fund under legislation designated to insure employees of the Company against injury or occupational diseases, or (c) Debt incurred to finance all or some of the purchase price or cost of construction or improvement of the property subject to the Lien; (8) the Lien secures Debt which is payable, both with respect to principal and interest, solely out of the proceeds of oil, gas, coal or other minerals to be produced from the property subject thereto and to be sold or delivered by the Company or a Subsidiary, including any interest of the character commonly referred to as a "production payment"; (9) the Lien is created or assumed by a Subsidiary on oil, gas, coal or other mineral property owned or leased by a Subsidiary to secure Debt of such Subsidiary for the purposes of developing such properties, including any interest of the character commonly referred to as a "production payment"; provided, however, that neither the Company nor any other Subsidiary shall assume or guarantee such Debt or otherwise be liable in respect thereof; (10) the Lien extends, renews or replaces in whole or in part a Lien ("existing Lien") permitted by any of clauses (1) through (9) provided that the Debt secured by the Lien may not exceed the Debt secured at the time by the existing Lien unless the existing Lien or a predecessor Lien was incurred under clause (1) or (6) and the Lien may not extend beyond (a) the property subject to the existing Lien (other than property that at the time is not Principal Property) and (b) improvements and construction on such property; (11) the Debt plus all other Debt secured by Liens on Principal Property at the time does not exceed 10% of Consolidated Net Tangible Assets (excluding from all other Debt in the determination: (a) Debt secured by a Lien permitted by any of clauses (1) through (10) and (12) and (b) Debt secured by a Lien incurred prior to the date of the Indenture that would have been permitted by any of those clauses if the Indenture had been in effect at the time the Lien was incurred), provided that Attributable Debt for any lease permitted by clause (3) under "Limitation on Sale and Leaseback" below must be included in the determination and treated as Debt secured by a Lien on Principal Property not otherwise permitted by any of clauses (1) through (10) or
(12); or (12) the Lien is a Permitted Lien. (Section 4.04)

         "Attributable Debt" for a lease means, as of the date of determination, the present value of net rent for the remaining term of the lease. Rent shall be discounted to present value at a discount rate that is compounded semiannually. The discount rate shall be 10% per annum or, if the Company elects, the discount rate shall be equal to the weighted average Yield to Maturity of the Debt Securities. Such average shall be weighted by the principal amount of the Debt Securities of each series or, in the case of Discounted Securities, the amount of principal that would be due as of the date of determination if payment of the Debt Securities were accelerated on that date. (Section 4.01)

         "Consolidated Net Tangible Assets" means total assets less (a) total current liabilities (excluding short-term Debt and payments due within one year on Long-Term Debt) and deferred credits, (b) intangible assets, including, without limitation, goodwill, copyrights, trademarks, trade names, patents and unamortized debt discount and expense, (c) reserves, including reserves for estimated rate refunds pending the outcome of a rate proceeding to the extent such refunds have not been finally determined, but excluding reserves for deferred differences, (d) advances to finance oil and natural gas exploration and development to the extent that the Debt related thereto is excluded from Long-Term Debt, (e) an amount equal to the amount excluded from Long-Term Debt representing "production payment" financing of oil or natural gas exploration and development by the Company or its consolidated Subsidiaries, and (f) minority interests in common stocks and surplus in Subsidiaries, in each case as reflected in the Company's most recent consolidated balance sheet preceding the date of a determination under clause (11) of the first paragraph under "Limitation on Liens" above. (Section 4.01)

         "Permitted Liens" includes, among other items, the pledge or assignment in the ordinary course of business of gas inventory, accounts receivable or customers' installment paper. (Section 4.01)

         "Principal Property" means any property or asset used in connection with or relating to the transmission, distribution, exploration or production of natural gas whether now or hereafter owned, located in the United States (excluding territories and possessions), the net depreciated book value of which on the date as of which the determination is being made exceeds 3% of the Consolidated Net Tangible Assets of the Company, except any such property or asset that in the opinion of the Board or Company management (evidenced by a certified Board resolution or an Officers' Certificate delivered to the Trustee) is not of material importance to the total business conducted by the Company and its consolidated Subsidiaries. (Section 4.01)

         "Restricted Subsidiary" means a Wholly Owned Subsidiary that has substantially all of its assets located in the United States (excluding territories and possessions) and owns a Principal Property.
(Section 4.01)

         Limitation on Sale and Leaseback

         Unless the Securities Resolution establishing the terms of a series otherwise provides, the Debt Securities will be entitled to the benefit of a covenant in the Indenture which provides that the Company shall not, and shall not permit any Restricted Subsidiary to, enter into a Sale-Leaseback Transaction with respect to any Principal Property acquired or placed into service more than 180 days before the effective date of such lease unless: (1) the lease has a term of three years or less; (2) the lease is between the Company and a Restricted Subsidiary or between Restricted Subsidiaries; (3) the Company or a Restricted Subsidiary under any of clauses (2) through (11) under "Limitation on Liens" above could create a Lien on the property to secure Debt at least equal in amount to the Attributable Debt for the lease; or (4) the Company or a Restricted Subsidiary within 180 days of the effective date of the lease retires Long-Term Debt of the Company or a Restricted Subsidiary at least equal in amount to the Attributable Debt for the lease. A Debt is retired when it is paid or cancelled. However, the Company or a Restricted Subsidiary may not receive credit for retirement of: (1) Debt of the Company that is subordinated to the Debt Securities; or (2) Debt, if paid in cash, that is owned by the Company or a Restricted Subsidiary. (Section 4.05)

         "Sale-Leaseback Transaction" means an arrangement pursuant to which the Company or a Restricted Subsidiary now owns or hereafter acquires a Principal Property, transfers it to a person, and leases it back from the person. (Section 4.01)

Successor Obligor

         Unless the Securities Resolution establishing the terms of a series otherwise provides, the Debt Securities will be entitled to the benefit of a covenant in the Indenture which provides that the Company will not consolidate with or merge into, or transfer all or substantially all of its assets to, any person, unless: (1) the person is organized under the laws of the United States or a State thereof; (2) the person assumes by supplemental indenture all the obligations of the Company under the Indenture and the Debt Securities; (3) immediately after the transaction no Default (as defined) exists; and (4) if as a result of the transaction, a Principal Property would become subject to a Lien not permitted by the provisions described under "Limitation on Liens" above, to the extent applicable, the Company or such person secures the Debt Securities equally and ratably with or prior to all obligations secured by the Lien. The successor will be substituted for the Company, and thereafter all obligations of the Company under the Indenture and the Debt Securities shall terminate. (Section 5.01)

Exchange of Securities

         Registered Securities may be exchanged for an equal aggregate principal amount of Registered Securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the Registered Securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of the Transfer Agent. (Section 2.07)

Defaults and Remedies

         Unless the Securities Resolution establishing the terms of a series otherwise provides, an "Event of Default" with respect to the series of Debt Securities will occur if: (1) the Company defaults in any payment of interest on any Debt Securities of the series when the same becomes due and payable and the Default continues for a period of 60 days; (2) the Company defaults in the payment of the principal of any Debt Securities of the series when the same becomes due and payable at maturity or upon redemption, acceleration or otherwise; (3) the Company defaults in the payment or satisfaction of any sinking fund obligation with respect to any Debt Securities of a series as required by the Securities Resolution establishing the terms of such series and the Default continues for a period of 60 days; (4) the Company defaults in the performance of any of its other agreements applicable to the series and the Default continues for 120 days after the notice specified in the Indenture; (5) the Company pursuant to or within the meaning of any Bankruptcy Law: (a) commences a voluntary case, (b) consents to the entry of an order for relief against it in an involuntary case, (c) consents to the appointment of a Custodian for it or for all or substantially all of its property, or (d) makes a general assignment for the benefit of its creditors; or (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (a) is for relief against the Company in an involuntary case, (b) appoints a Custodian for the Company or for all or substantially all of its property, or (c) orders the liquidation of the Company; and the order or decree remains unstayed and in effect for 60 days. (Section 6.01)

         The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law.

         A Default under clause (4) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the series notify the Company of the Default and the Company does not cure the Default within the time specified after receipt of the notice. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debt Securities of the series. Subject to certain limitations, Holders of a majority in principal amount of the Debt Securities of the series may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the series notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interest.

         The failure to redeem any Debt Security subject to a Conditional Redemption is not an Event of Default if any event on which such redemption is so conditioned does not occur before the redemption date.

         The Indenture does not have a cross-default provision. Thus, a default by the Company on any other debt (including any other series of Debt Securities outstanding under the Indenture) would not constitute an Event of Default.

Amendments and Waivers

         The Indenture and the Debt Securities may be amended, and any default may be waived as follows: The Debt Securities and the Indenture may be amended with the consent of the Holders of a majority in principal amount of the Debt Securities of all series affected voting as one class. (Section 9.02) A default on a series may be waived with the consent of the holders of a majority in principal amount of the Debt Securities of the series. (Section 6.04) However, without the consent of each Holder affected, no amendment or waiver may (1) reduce the amount of Debt Securities whose Holders must consent to an amendment or waiver, (2) reduce the interest on or change the time for payment of interest on any Debt Security, (3) change the fixed maturity of any Debt Security, (4) reduce the principal of any Debt Security or reduce the amount of principal of any Discounted Security that would be due on acceleration thereof, (5) change the currency in which principal or interest on a Debt Security is payable or
(6), waive any default in payment of interest on or principal of a Debt Security. (Section 9.02) Without the consent of any Holder, the Indenture or the Debt Securities may be amended (1) to cure any ambiguity, omission, defect or inconsistency, (2) to provide for assumption of Company obligations to Holders in the event of a merger or consolidation requiring such assumption, (3) to provide that specific provisions of the Indenture not apply to a series of Debt Securities not previously issued, (4) to create a series and establish its terms, (5) to provide for a separate Trustee for one or more series, or (6) to make any change that does not materially adversely affect the rights of any Holder. (Section 9.01)

Legal Defeasance and Covenant Defeasance

         Debt Securities of a series may be defeased in accordance with their terms and, unless the Securities Resolution establishing the terms of the series otherwise provides, as set forth below. The Company at any time may terminate as to a series all of its obligations (except for certain obligations with respect to the defeasance trust and obligations to register the transfer or exchange of a Debt Security, to replace destroyed, lost or stolen Debt Securities and to maintain agents in respect of the Debt Securities) with respect to the Debt Securities of the series and the Indenture ("legal defeasance"). The Company at any time may terminate as to a series its obligations with respect to the Debt Securities of the series under the covenants described under "Certain Covenants" or other covenants which may be added for the benefit of a particular series of Debt Securities ("covenant defeasance").

         The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, a series may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, a series may not be accelerated by reference to the covenants described under "Certain Covenants" or other covenants which may be added for the benefit of a particular series of Debt Securities. (Section 8.01)

         To exercise its legal defeasance option as to a series, the Company must deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Debt Securities of the series to redemption or maturity and must comply with certain other conditions. In particular, the Company must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to Holders for Federal income tax purposes.

         "U.S. Government Obligations" are direct obligations of the United States of America which have the full faith and credit of the United States of America pledged for payment and which are not callable at the issuer's option, or certificates representing an ownership interest in such obligations. (Section 8.02)

Trustee

         United States Trust Company of New York will act as Trustee and Registrar for Debt Securities issued under the Indenture and, unless otherwise indicated in a Prospectus Supplement, the Trustee will also act as Transfer Agent and Paying Agent with respect to the Debt Securities. (Section 2.03) The Company may remove the Trustee with or without cause if the Company so notifies the Trustee six months in advance and if no Default occurs or is continuing during the six-month period. (Section 7.07)

                           DESCRIPTION OF COMMON STOCK

         The following outline of certain provisions of the Company's Certificate of Incorporation, as amended (the "Certificate"), and the Company's By-laws, as amended (the "Bylaws"), each of which is incorporated by reference as an exhibit to the Registration Statement, does not purport to be complete and is qualified in its entirety by express reference thereto. The Company is authorized to issue 400,000,000 shares of Common Stock.

Dividends

         All shares of Common Stock are entitled to participate equally with other shares of Common Stock in dividends, subject to the express terms and preferences of any outstanding series of Preferred Stock with respect to dividends and other distributions.

         The indentures and supplemental indentures pursuant to which the Company's outstanding senior debentures have been issued contain restrictions on dividends and the Company's acquisition of its capital stock. Such documents provide that the Company cannot declare or pay any dividend or make any other distribution upon any of its capital stock or purchase or redeem or otherwise acquire for consideration any of its capital stock (excluding from such restriction and from the calculation dividends paid in capital stock and capital stock purchased, redeemed or otherwise acquired to the extent that it was so acquired in exchange for or with the proceeds of the issue of other capital stock) if, after giving effect to such dividend, distribution, purchase, redemption or other acquisition, the cumulative aggregate amount of all dividends and distributions declared or paid on its capital stock and the amount paid for the purchase, redemption or acquisition of its capital stock subsequent to a date specified in each such document by the Company exceeds the amount of the consolidated net income available for dividends after such date, plus an additional amount specified in each such document plus such additional amounts as shall, upon application by the Company, be authorized or approved by the Commission, or by any successor commission or authority administering the Holding Company Act. Under the most limiting of these provisions, $614 million was available for the payment of cash dividends on, and acquisitions of, capital stock at December 31, 1996.

Voting Rights

         Each share of Common Stock has one vote. Holders of a series of Preferred Stock possess those voting powers, if any, specified in the certificate of designation which establishes the terms and conditions for such series of Preferred Stock. In addition, in accordance with the General Corporation Law for the State of Delaware, the consent of holders of a series of Preferred Stock is required before certain corporate actions, particularly certain amendments to the Certificate adversely affecting the rights of holders of any such series of Preferred Stock, may be taken.

Preemptive Rights

         The holders of the Common Stock have no preemptive rights of any kind.

Preferences on Liquidation, Dissolution or Winding-up

         Upon liquidation, dissolution or winding-up of the Company, a series of Preferred Stock shall have preference over the Common Stock as set forth in the certificate of designation for such series of Preferred Stock. Generally, after payment of creditors, holders of shares of a series of the Preferred Stock outstanding shall be entitled to be paid the amounts fixed by the Board of Directors of the Company in the resolutions creating such series, including full cumulative dividends, before any payments are made to holders of Common Stock.

Other

         The Company's Common Stock is listed on the New York Stock Exchange and is also listed on the Basle, Geneva, Zurich and Lausanne stock exchanges. The First Chicago Trust Company of New York ("First Chicago") is Transfer Agent and Registrar for the Common Stock. The Shares of Common Stock offered, when issued, will be validly issued, fully paid and nonassessable.

Provisions of the Certificate and Bylaws Which May Have
Anti-Takeover Effects

         The Certificate requires certain conditions to be met for mergers and other business combinations (collectively "Business Combinations") with any beneficial holder of 5% or more of outstanding shares of the Common Stock (a "Substantial Stockholder"). In consummating any Business Combination with a Substantial Stockholder, the amount paid per share to holders of Common Stock by a Substantial Stockholder must be no less than the highest per share price which the Substantial Stockholder paid for any shares of the Common Stock acquired by it after it acquired 5% of the outstanding Common Stock. Also, the consideration paid in such Business Combination must be either cash or the same form as the consideration paid by the Substantial Stockholder for any shares of the Common Stock acquired by it after it acquired its 5% interest.

         The Certificate also provides for the Company's Board of Directors to be divided into three classes as nearly equal in number as possible, with the term of one class to expire each year.

         The Certificate requires that holders of seventy-five percent or more of outstanding shares of Common Stock must approve any action requiring a stockholder vote when such action is to be taken upon written consent of stockholders. The Company's Bylaws provide that, unless recommended by the Board of Directors, no person shall be elected a director unless notice in writing of such person's nomination by a stockholder is received by the Company not more than sixty nor less than thirty calendar days before the date of the meeting at which the election is to take place. The Bylaws require that a special meeting of stockholders called at the request of stockholders must be so requested by holders of at least seventy-five percent of the outstanding shares of Common Stock. The provisions described under this caption may be amended or repealed only with a two-thirds or greater vote of the Continuing Directors (generally directors before the time a Substantial Stockholder becomes such) or by affirmative vote of the holders of seventy-five percent or more of the outstanding Common Stock.

Common Stock Purchase Rights

         On January 23, 1996 the Board of Directors of the Company declared a dividend distribution of one right ("Right") for each outstanding share of Common Stock to stockholders of record at the close of business on February 28, 1996 (the "Rights Record Date"). The Rights were issued pursuant to a shareholder rights plan which was approved by the Board of Directors on November 13, 1995. Each Right entitles the registered holder to purchase from the Company one-half of one share of Common Stock at a price of $175 per share (the "Rights Purchase Price"), being $87.50 per half share, subject to adjustment. The description and terms of the Rights are set forth in a rights agreement (the "Rights Agreement") between the Company and First Chicago, as rights agent (the "Rights Agent") which is incorporated by reference as an exhibit to the Registration Statement. The following outline of certain provisions with respect to the Rights does not purport to be complete and is qualified in its entirety by express reference to the Rights Agreement.

         Distribution Date; Transfer of Rights

         Until the earlier to occur of (i) ten days following the date (the "Shares Acquisition Date") of the public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of Common Stock or other voting securities ("Voting Stock") that have 10% or more of the voting power of the outstanding shares of Voting Stock or (ii) ten days following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in such person acquiring, or obtaining the right to acquire, beneficial ownership of Voting Stock having 10% or more of the voting power of the outstanding shares of Voting Stock (the earlier of such dates being called the "Rights Distribution Date"), the Rights will be evidenced, with respect to any of the Company's Common Stock certificates outstanding as of the Rights Record Date, by such Common Stock certificate. The rights Agreement provides that, until the Rights Distribution Date, the Rights will be transferred with and only with the Company's Common Stock. Until the Rights Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Rights Record Date upon transfer or new issuance of the Company's Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Rights Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the Company's Common Stock certificates outstanding as of the Rights Record Date will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

As soon as practicable following the Rights Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Company's Common Stock as of close of business on the Rights Distribution Date and such separate Right Certificates alone will evidence the Rights.

         The Rights are not exercisable until the Rights Distribution Date. The Rights will expire at the close of business on February 28, 2006, unless earlier redeemed or exchanged by the Company as described below.

         Exercise of Rights for Common Stock of the Company

         In the event that a Person becomes an Acquiring Person at any time following the Rights Distribution Date, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Rights Purchase Price of the Right then in effect. Notwithstanding any of the foregoing, following the occurrence of such event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

         Exercise of Rights for Shares of the Acquiring Company

         In the event that, at any time following the Shares Acquisition Date,
(i) the Company is acquired in a merger or other business combination transaction, or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, Common Stock of the acquiring company having a value equal to two times the Rights Purchase Price of the Right then in effect.

         Adjustments to Rights Purchase Price

         The Rights Purchase Price payable, and the number of shares of Common Stock (or other securities, as the case may be) issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification or, the Common Stock, (ii) upon the grant to holders of the Common Stock of certain rights or warrants to subscribe for or purchase shares of the Common Stock or convertible securities at less than the then current market price of the Common Stock or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in the Common Stock) or of subscription rights or warrants (other than those referred to above). Prior to the Rights Distribution Date, the Board of Directors of the Company may make such equitable adjustments as it deems appropriate in the circumstances in lieu of any adjustment otherwise required by the foregoing.

         With certain exceptions, no adjustment in the Rights Purchase Price will be required until the earlier of (i) three years from the date of the event giving rise to such adjustment or (ii) the time at which cumulative adjustments require an adjustment of at least 1% in such Rights Purchase Price. No fractional shares of Common Stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

         Redemption and Exchange of Rights

         At any time prior to 5:00 P.M. New York City time on the tenth day following the Shares Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). Under certain circumstances set forth in the Rights Agreement, the decision to redeem shall require the concurrence of a majority of the Independent Directors. Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights with, if required, the concurrence of the Independent Directors, the Company shall make announcement thereof, and upon such action, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Rights Redemption Price.

         At any time after the occurrence of the event set forth under the heading "Exercise of Rights for Common Stock of the Company" above, the Board of Directors may exchange the Rights (other than Rights owned by an Acquiring Person, which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, and/or other securities, cash or other assets deemed to have the same value as one share of Common Stock, per Right, subject to adjustment.

         Until a Right is exercised or exchanged for Common Stock, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock or other consideration of the Company or for the stock of the Acquiring Person as set forth above, or are exchanged as provided in the preceding paragraph.

         Amendments to Terms of the Rights

         Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company without the consent of the holders of the Rights prior to the Rights Distribution Date. Thereafter, the provisions of the Rights Agreement may be amended by the Board of Directors in order to cure any ambiguity, defect or inconsistency, or to make changes which do not adversely affect the interests of holders of Rights (excluding the interest of any Acquiring Person); provided, however, that no supplement or amendment may be made on or after the Rights Distribution Date which changes those provisions relating to the principal economic terms of the Rights. The Board of Directors may also, with the concurrence of a majority of the Independent Directors, extend the redemption period for up to an additional 20 days.

         The term "Independent Directors" means any member of the Board of Directors of the Company who was a member of the Board prior to the date of the Rights Agreement, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Independent Directors, but shall not include an Acquiring Person or any representative thereof.

                         DESCRIPTION OF PREFERRED STOCK

         Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to create and provide by resolution for the issuance of up to 5,000,000 shares of Preferred Stock in series and, by filing a certificate of designation pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. Such terms of shares of Preferred Stock offered hereby shall be more fully set forth in the Prospectus Supplement with respect to such shares.

         The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

         (a) the maximum number of shares to constitute such series, which may subsequently be increased or decreased (but not below the number of shares of such series then outstanding) by resolution of the Board of Directors, the distinctive designation thereof and the stated value thereof if different than the par value thereof;

         (b) whether the shares of such series shall have voting powers and, if any, the terms of such voting powers;

         (c) the dividend rate or rates, if any, on the shares of such series or the manner in which such rate or rates shall be determined, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of capital stock and whether such dividends shall be cumulative or noncumulative;

         (d) whether the shares of such series shall be subject to redemption by the Company, and, if made subject to redemption, the times, prices and other terms, limitations, restrictions or conditions of such redemption;

         (e) the relative amounts, and the relative rights or preferences, if any, of payment in respect of shares of such series which the holders of shares of such series shall be entitled to receive upon the liquidation, dissolution or winding-up of the Company;

         (f) whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to which and the manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes, and the terms and provisions relative to the operation of such retirement or sinking fund;

         (g) whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class, classes or series, or other securities, whether or not issued by the Company and, if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

         (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the Common Stock or any other class or classes of stock of the Company ranking junior to the shares of such series either as to dividends or upon liquidation, dissolution or winding-up of the Company;

         (i) the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issuance of any additional stock (including additional shares of such series or of any other class) ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets upon liquidation, dissolution or winding-up of the Company; and

         (j) any other preference, relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall not be inconsistent with law, the Certificate or any resolution of the Board of Directors pursuant thereto.

Dividends

         In addition to terms and conditions set forth in a certificate of designation with respect to a series of Preferred Stock, the indentures and supplemental indentures pursuant to which the Company's outstanding senior debentures have been issued contain restrictions on dividends and the Company's acquisition of its capital stock. See "Description of Common Stock-Dividends".

Voting Rights

         Holders of a series of Preferred Stock possess those voting powers, if any, specified in the certificate of designation which establishes the terms and conditions for such series of Preferred Stock. In addition, in accordance with the General Corporation Law for the State of Delaware, the consent of holders of a series of Preferred Stock is required in varying proportions before certain corporate actions, particularly certain amendments to the Certificates adversely affecting the rights of holders of any such series of Preferred Stock, may be taken.

Preemptive Rights

         The holders of a series of Preferred Stock have no preemptive rights of any kind unless otherwise provided under the certificate of designation for such series of Preferred Stock.

Preferences on Liquidation, Dissolution or Winding-up

         Upon liquidation, dissolution or winding-up of the Company, a series of Preferred Stock shall have preference over the Common Stock as set forth in the certificate of designation for such series of Preferred Stock. See "Description of Common Stock-Preferences on Liquidation, Dissolution or Winding-up".

                              BOOK-ENTRY SECURITIES

         The Securities may be issued in the form of one or more global certificates (collectively, with respect to each series or issue of Securities, the "Global Security") registered in the name of a depositary or a nominee of a depositary. Unless otherwise specified in the applicable Prospectus Supplement, the depositary will be The Depository Trust Company ("DTC"). The Company has been informed by DTC that its nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the initial registered holder of the Securities that are issued in global form. No person that acquires an interest in such Securities will be entitled to receive a certificate representing such person's interest in such Securities except as set forth herein or in the accompanying Prospectus Supplement. Unless and until definitive Securities are issued under the limited circumstances described herein, all references to actions by holders of Securities issued in global form shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to payments and notices to such holders shall refer to payments and notices to DTC or Cede, as the registered holder of such Securities.

         DTC has informed the Company that it is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, that it is a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act, and that it was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions among Participants through electronic book-entry, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         Holders that are not Participants or Indirect Participants but that desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through Participants and Indirect Participants. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the agent designated by the Company to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or holders. Holders will not be recognized by the applicable Trustee or the Company as registered holders of the Securities entitled to the benefits of the applicable Indenture or the terms of the Securities. Holders that are not Participants will be permitted to exercise their rights as such only indirectly through and subject to the procedures of Participants and, if applicable, Indirect Participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations as currently in effect (the "Rules"), DTC will be required to make book-entry transfers of Securities among Participants and to receive and transmit payments to Participants. Participants and Indirect Participants with which holders have accounts with respect to the Securities similarly are required by the Rules to make book-entry transfers and receive and transmit such payments on behalf of their respective holders.

         Because DTC can act only on behalf of Participants, who in turn act only on behalf of holders or Indirect Participants, and on behalf of certain banks, trust companies and other persons approved by it, the ability of a holder to pledge Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the absence of physical certificates for such Securities.

         DTC has advised the Company that DTC will take any action permitted to be taken by a registered holder of any Securities under the applicable Indenture or the terms of the Securities only at the direction of one or more Participants to whose accounts with DTC such Securities are credited.

         A Global Security will be exchangeable for the relevant definitive Securities registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Company that it is unwilling or unable to continue as depository for such Global Security or if at any time DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered in order to act as such depository, (ii) the Company executes and delivers to the applicable Trustee an order complying with the requirements of the applicable Indenture that such Global Security shall be so exchangeable or (iii) in the case of Debt Securities, there has occurred and is continuing a default in the payment of principal of, premium, if any, or interest on, the Debt Securities or an Event of Default or an event that, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to such Debt Securities. Any Global Security that is exchangeable pursuant to the preceding sentence will be exchangeable for Debt Securities or definitive Securities registered in such names as DTC directs.

         Upon the occurrence of any event described in the immediately preceding paragraph, DTC is generally required to notify all Participants of the availability through DTC of definitive Securities. Upon surrender by DTC of the Global Security representing the Securities and delivery of instructions for re-registration, the Trustee or the applicable registrar, as the case may be, will reissue the Securities as definitive Debt Securities, and thereafter such Trustee or the applicable registrar will recognize the holders of such definitive Securities as registered holders of Securities entitled to the benefits of the applicable Indenture or the terms of the Securities, as the case may be.

         Except as described above, the Global Security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or a successor depositary appointed by the Company. Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a Global Security evidencing all or part of the Securities unless such beneficial interest is in an amount equal to an authorized denomination for the Securities.

                              PLAN OF DISTRIBUTION

         The Company may solicit offers from time to time to sell the Securities to, for reoffer to the public through, underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. The Securities may be sold upon receipt of proposals pursuant to competitive bidding, or as may otherwise be permitted, under the Holding Company Act. The Company has also been authorized by the Commission acting under the Holding Company Act to sell the Securities through negotiated transactions in public offerings through underwriters and investment bankers, or to institutional investors in private placements. The Company may also sell the Securities through dealers or agents.

         Any specific managing underwriter or underwriters with respect to the offer and sale of the Securities and the members of the underwriting syndicate, if any, will be named in a Prospectus Supplement. Underwriters will not be obligated to make a market in any of the Securities. Unless otherwise set forth in a Prospectus Supplement, underwriters will be obligated to purchase all of the Securities offered, subject to certain conditions precedent.

         The Prospectus Supplement will describe the discounts and commissions to be allowed or paid to underwriters, if any, all other items constituting underwriting compensation, the discounts and commissions to be allowed or paid to dealers and agents, if any, and the exchanges, if any, on which the Securities will be listed.

         Underwriters, dealers and agents may be entitled, under agreements to be entered into with the Company, to indemnification against or to contribution with respect to certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.



                                 LEGAL OPINIONS

         The legality of the Securities will be passed upon for the Company by Stephen E. Williams, Senior Vice President and General Counsel of the Company and of its subsidiary, Consolidated Natural Gas Service Company, Inc., ("Service Company") and Norbert F. Chandler, counsel for the Company and a General Attorney of Service Company. At December 31, 1996, Mr. Williams owned directly and/or beneficially 13,009 shares of Common Stock and has been granted pursuant and subject to the terms of the Company's long-term incentive plans, restricted stock awards of 23,554 shares and options on 125,181 shares of Common Stock. As of the same date, Mr. Chandler directly and/or beneficially owned 2,809 shares of Common Stock and options on 16,866 shares of Common Stock under such long-term incentive plans. Certain legal matters in connection with the Securities will be passed upon by Cahill Gordon & Reindel, a partnership including a professional corporation, New York, New York, for the underwriters or purchasers. Cahill Gordon & Reindel represents the Company in various other legal matters.

                                     EXPERTS

         The consolidated financial statements of Consolidated Natural Gas Company and its Subsidiaries incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The estimates of gas and oil reserves included in the aforesaid 1996 Annual Report are incorporated in this Prospectus by reference thereto in reliance upon the report of Ralph E. Davis Associates, Inc., independent geologists, as experts.


     No dealer, salesperson, or any person has
been authorized to give any information or to
make any representation not contained in this
Prospectus and, if given or made, such                                                             CONSOLIDATED NATURAL
information or representation must not be relied                                                       GAS COMPANY
upon as having been authorized by the Company
or by any underwriter.  This Prospectus is not an
offer to sell, or a solicitation of an offer to buy,                                                  $1,000,000,000
in any jurisdiction in which it is unlawful to
make such an offer or solicitation.  Neither the
delivery of this Prospectus nor any sale made
hereunder shall under any circumstances create                                                          PROSPECTUS
any implication that there has been no change in
the affairs of the Company since the date hereof.




                      TABLE OF CONTENTS
                                                        Page

Available Information...............................    2
Incorporation of Certain Documents
 by Reference.......................................    2                                            Debt Securities
The Company and its Subsidiaries....................    3                                            Preferred Stock
Use of Proceeds.....................................    3                                              Common Stock
Certain Terms and Descriptions
  of Debt Securities and Indenture..................    4
Description of Common Stock.........................   10
Description of Preferred Stock......................   15
Book-Entry Securities...............................   16
Plan of Distribution................................   18
Legal Opinions......................................   19
Experts.............................................   19                                                      , 1997


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.          Other Expenses of Issuance and Distribution

         The following is an itemized statement of the estimated amounts of all expenses for one offering in connection with the issuance and distribution of the Securities. It is likely that an offering of the Securities will be made by sales through more than one offering.

 Filings Fees, Securities and Exchange Commission(1).............    $ 287,879
 Printing or Processing of Registration Statement,
       Prospectus, Indenture, Definitive Securities,
       Purchase Agreement and other Miscellaneous Papers.........      100,000
 Trustee's Acceptance and other Charges(2).......................       10,000
 Legal Fees of Counsel for the Trustee(2)........................        5,000
 Independent Accountants' Fees and Expenses......................       70,000
 Rating Fees (Moody's Investors Service, Inc.,
       Standard & Poor's Corporation, Duff & Phelps,
       Inc., Fitch Investors Service, Inc.)(2)...................      230,000
 Blue Sky Legal Fees and Expenses................................       12,000
 Service Charges (including legal fees),
       Consolidated Natural Gas Service Company,
       Inc.......................................................       25,000
 Other Miscellaneous Expenses....................................       10,000
                                                                      --------
       Total Expenses............................................    $ 752,859
                                                                      ========

(1) To be prorated among the number of offerings by the aggregate amount thereof if more than offering.

(2)  Only applicable to an offering of Debt Securities.

Item 15.          Indemnification of Directors and Officers

         Article Fourteenth of the Company Certificate of Incorporation reads as follows:

         "FOURTEENTH. To the full extent that the General Corporation Law of the State of Delaware, as the same now exists, permits elimination or limitation of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         To the full extent permitted by law, all directors of the Corporation shall be afforded any exemption from liability or limitation of liability permitted by any subsequent enactment, modification or amendment of the General Corporation Law of the State of Delaware.

         Any repeal or modification of either or both of the foregoing paragraphs by the stockholders of the Corporation shall not adversely affect any exemption from liability, limitation of liability, or other right of a director of the Corporation with respect to any matter occurring prior to such repeal or modification."

         The Bylaws of the Company provide as follows:

         "A. Each person who at any time is, or shall have been a director, officer, or employee of the Corporation, or serves or has served as a director, officer, employee, fiduciary or other representative of another company, partnership, joint venture, trust, association or other enterprise (including any employee benefit plan), where such service was specifically requested by the Corporation in accordance with (E) below, or the established guidelines for participation in outside positions (such service hereinafter being referred to as "Outside Service"), and is threatened to be or is made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he is, or was, a director, officer, or employee of the Corporation or a director, officer, employee, fiduciary or other representative of such enterprise, shall be indemnified against expenses (including attorney's fees), judgments, fines and amounts paid in settlement ("Loss") actually and reasonably incurred by him in connection with any such Proceeding to the full extent permitted under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment). The Corporation shall indemnify any person seeking indemnity in connection with any Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) initiated by such person was authorized by the Board of Directors of the Corporation. With respect to any Loss arising from Outside Service, the Corporation shall provide such indemnification only if and to the extent that (i) such other company, partnership, joint venture, trust, association or enterprise is not legally permitted or financially able to provide such indemnification, and (ii) such Loss is not paid pursuant to any insurance policy other than any insurance policy maintained by the Corporation.

         B. The right to be indemnified pursuant to the Bylaws shall include the right to be paid by the Corporation for expenses, including attorneys' fees, incurred in defending any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of such Proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director, officer, or employee, in which such director, officer or employee agrees to repay all amounts so advanced if it should be determined ultimately that such director, officer or employee is not entitled to be indemnified under applicable law.

         C. The right of any director or officer (but not employee) to be indemnified or to the reimbursement or advancement of expenses pursuant to the Bylaws (i) is a contract right based upon good and valuable consideration, pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and the director or officer, and (ii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

         D. The right to be indemnified or to the reimbursement or advancement of expenses pursuant to the Bylaws shall in no way be exclusive of any other rights of indemnification or advancement to which any such director, officer or employee may be entitled, under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such person.

         E. Any person who is serving or has served as a director, officer, employee or fiduciary of (i) another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation at the time of such service, or (ii) any employee benefit plan of the Corporation or any other such corporation, shall be deemed to be doing or have done so at the request of the Corporation."

         The Delaware General Corporation Law, Section 145, provides that a Delaware corporation has power to indemnify its officers, directors, employees and agents.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrants pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable.

                  The Company purchases directors' and officers' liability insurance.

Item 16.  Exhibits

         1(A)  - Standard Purchase Agreement Provisions - Debt Securities
                 Including Form of Purchase Agreement (incorporated by reference to Exhibit 1 to Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-3 filed on March 14, 1995 (Registration No. 33-52585.))

         1(B)* - Standard Purchase Agreement Provisions - Equity Securities
                 Including Form of Purchase Agreement.

         4(A) - Certificate of Incorporation of Consolidated Natural Company restated October 4, 1990 (incorporated by reference to Exhibit A-1 to the Application-Declaration of the Registrant on Form U-1, File No. 70-7811), and the Certificate of Amendment to the Certificate of Incorporation, filed with the State of Delaware May 31, 1996 (incorporated by reference to Exhibit 4(B) to the Company's Registration Statement on Form S-3 filed on August 27, 1996 (Registration No. 333-10869).

         4(B)  - Bylaws of Consolidated Natural Gas Company, last amended
                 February 18, 1997 (incorporated by reference to Exhibit 3(B) to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 (File No. 1-3196)).

         4(C)  - Rights Agreement dated January 23, 1996 between Consolidated
                 Natural Gas Company and Society National Bank (predecessor to The First Chicago Trust Company of New York) (incorporated by reference to Exhibit 1 to the Current Report on Form 8-K filed on January 23, 1996).

         4(D) - Incorporated herein by reference is the following form of Indenture between Consolidated Natural Gas Company and United States Trust Company of New York, and securities resolutions adopted pursuant thereto. Indenture dated as of April 1, 1995 (Exhibit 4 to Post-Effective Amendment No. 1 to Form S-3, Registration No. 33-52585, filed on March 14, 1995); Securities Resolution No. 1 effective as of April 12, 1995 (Exhibit 2 to Form 8-A filed April 21, 1995 under File No. 1-3196); Securities Resolution No. 2 effective as of October 16, 1996 (Exhibit 2 to Form 8-A filed October 18, 1996); and Securities Resolution No. 3 effective as of December 10, 1996 (Exhibit 2 to Form 8-A filed December 12, 1996 under File No. 1-3196).

         4(E) - Incorporated herein by reference is the following Indenture and Supplemental Indentures between Consolidated Natural Gas Company and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), Indenture, dated as of May 1, 1971 (Exhibit (5) to Certificate of Notification at S.E.C. File No. 70-5012), Eleventh Supplemental Indenture thereto dated as of December 1, 1986 (Exhibit (5) to Certificate of Notification dated December 17, 1986 at S.E.C. File No. 70-7079), Thirteenth Supplemental Indenture thereto dated as of February 1, 1989 (Exhibit (5) to Certificate of Notification No. 2 at S.E.C. File No. 70-7336), Fourteenth Supplemental Indenture thereto dated as of June 1, 1989 (Exhibit (5) to Certificate of Notification No. 3 at S.E.C. File No. 70-7336), Fifteenth Supplemental Indenture thereto dated as of October 1, 1989 (Exhibit (5) to Certificate of Notification No. 1 at S.E.C. File No.70-7651), Sixteenth Supplemental Indenture thereto dated as of October 1, 1992 (Exhibit (4) to Certificate of Notification No. 2 at S.E.C. File No. 70-7651), Seventeenth Supplemental Indenture thereto dated as of August 1, 1993 (Exhibit (1) to Form 8-A filed August 31, 1993, under File No. 1-3196), and Eighteenth Supplemental Indenture thereto dated as of December 1, 1993 (Exhibit (1) to Form 8-A filed December 16, 1993, under File No. 1-3196).

         5*    - Opinion of Counsel for Consolidated Natural Gas Company as to
                 the legality of the Securities being registered.

         12    - Computation of Ratio of Earnings to Fixed Charges for the
                 calendar years 1992- 1996, inclusive (incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 (File No. 1-3196), Exhibit 12).

         23(A)*- Consent of Independent Accountants.

         23(B)*- Consent of Independent Geologists.

         23(C) - Consents of Stephen E. Williams and Norbert F. Chandler
                 (included in opinion filed as Exhibit 5).

         24*   - Power of Attorney.

         25    - Statement of Eligibility of Trustee (incorporated by
                 reference to Exhibit 25 to Post Effective Amendment No. 1 to the Company's Registration Statement on Form S-3 filed on March 14, 1995 (Registration No. 33-52585)).


----------

*  Filed herewith.

Item    17.    Undertakings

        The undersigned registrant hereby undertakes:

                     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                            (ii) To reflect in the prospectus any facts or
                     events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                            (iii) To include any material information with
                     respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offer of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                     (4) That for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     (5) In the event that the terms of any offers and sales of the Securities are determined by competitive bidding (i) to use its best efforts to distribute, prior to the opening of bids, to prospective bidders, underwriters and dealers a reasonable number of copies of a prospectus which at the time meets the requirements of section 10(a) of the Securities Act of 1933, and relating to the securities offered at competitive bidding, as contained in the registration statement together with any supplements thereto and (ii) to file an amendment to the registration statement reflecting the results of competitive bidding.

                     (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Company, pursuant to the provisions described under Item 15 above, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director or officer of the Company in the successful defense of any action, suit or proceeding) is asserted by such director or officer in connection with the securities being registered hereby and the Securities and Exchange Commission is still of the same opinion, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in said Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filings on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 16th day of April, 1997.

                                  CONSOLIDATED NATURAL GAS COMPANY


                                  By:  /s/ D. M. Westfall
                                       --------------------------------
                                       D. M. Westfall
                                       Senior Vice President and
                                           Chief Financial Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signatures                                Title                    Date
----------                                -----                    ----

/s/ D. M. Westfall
----------------------
D.M. Westfall                Senior Vice President and      April 16, 1997
                               Chief Financial Officer
                               (Principal Financial
                                Officer)                 )
                                                         )
G.A. Davidson, Jr.           Chairman of the Board       )
                               Chief Executive Officer   )
                               and Director (Principal   )
                               Executive Officer)        )
                                                         )
S.R. McGreevy                Vice President, Accounting  )
                               and Financial Control     )
                               (Principal Accounting     )
                               Officer)                  )
                                                         )
W.S. Barrack, Jr.            Director                    )  /s/ D.M. Westfall
                                                         )  -------------------
J.W. Connolly                Director                    )  D.M. Westfall
                                                         )  As Attorney-in-Fact
R.J. Groves                  Director                    )  April 16, 1997
                                                         )
P.E. Lego                    Director                    )
                                                         )
M.A. McKenna                 Director                    )
                                                         )
S.A. Minter                  Director                    )
                                                         )
W.R. Peirson                 Director                    )
                                                         )
R.P. Simmons                 Director                    )
                                                         )
L. Wyse                      Director                    )